EXHIBIT 23.1

                       CONSENT OF INDEPENDENT AUDITORS

    We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-9970, No. 33-50278, and No. 33-32166) and in
the Registration Statement on Form S-3 (No. 33-49356) of our report dated April 11, 1997, with respect to the consolidated financial statements and schedule of Pier 1 Imports, Inc. included in the Annual Report (Form 10-K) for the year ended March 1, 1997.




/s/ Ernst & Young LLP

ERNST & YOUNG LLP
Fort Worth, Texas
May 27, 1997